EXHIBIT 99.3

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

For the Six months Ended June 30, 2012 and 2011 and the Years Ended December 31, 2011 and 2010

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

To the Management and Members of
Interconnect Services Group II, LLC and Subsidiaries

We have audited the consolidated balance sheets of Interconnect Services Group II, LLC and Subsidiaries (collectively, the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interconnect Services Group II, LLC and Subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein Kass

Roseland, New Jersey
June 28, 2012, except Note 8,
which is as of November 5, 2012

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	December 31,
	2012	2011	2010
	(unaudited)
Current assets:
Cash	$5,537,647	$3,769,834	$1,766,203
Accounts receivable, net of allowance for doubtful
accounts of approximately $164,000, $164,000
and $301,000, respectively	1,978,594	2,476,136	2,405,780
Inventory	368,122	317,281	255,759
Prepaid expenses and other current assets	376,771	548,768	235,589
Total current assets	8,261,134	7,112,019	4,663,331

Property and equipment, net	1,677,809	1,699,648	1,952,517
Related party receivables	620,947	1,297,931	1,537,791
Intangible assets	-	-	159,145

Total assets	$10,559,890	$10,109,598	$8,312,784

Current liabilities:
Accounts payable and accrued expenses	$1,450,095	$1,494,829	$1,442,196
Capital leases and equipment financing obligations	50,948	65,941	67,611
Total liabilities	1,501,043	1,560,770	1,509,807

Members' equity:
Members' equity	9,498,750	8,928,172	7,025,264
Less: Due from member	(439,903)	(379,344)	(222,287)
Total members' equity	9,058,847	8,548,828	6,802,977

Total liabilities and members' equity	$10,559,890	$10,109,598	$8,312,784

The accompanying notes are an integral part of these consolidated financial statements.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
Net revenues	$13,637,854	$13,213,851	$26,530,678	$26,573,205
Cost of revenues	6,859,847	6,565,170	13,506,414	14,094,320
Gross profit	6,778,007	6,648,681	13,024,264	12,478,885

Selling, general and administrative expenses
Salaries, benefits and payroll taxes	1,933,641	1,808,002	3,581,902	3,626,026
Depreciation and amortization	576,853	719,118	1,433,504	1,633,154
Agent commissions	1,948,971	1,835,955	3,661,111	3,805,618
Other operating expenses	590,659	734,194	1,352,176	1,674,147
Total selling, general and
administrative expenses	5,050,124	5,097,269	10,028,693	10,738,945

Operating income	1,727,883	1,551,412	2,995,571	1,739,940

Other income (expenses)
Interest income	32,594	60,289	91,042	91,172
Loss on disposal of property and equipment	-	-	(107,121)	(8,001)
Other income	8,301	86,634	125,949	5,313
Net income	$1,768,778	$1,698,335	$3,105,441	$1,828,424

The accompanying notes are an integral part of these consolidated financial statements.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY
For the Years Ended December 31, 2011 and 2010 and the Six Months Ended June 30, 2012

Balance at December 31, 2009	$6,328,014
Net income	1,828,424
Distributions to members	(1,131,174)
Balance at December 31, 2010	7,025,264
Net income	3,105,441
Distributions to members	(1,202,533)
Balance at December 31, 2011	8,928,172
Net income	1,768,778
Distributions to members	(1,198,200)
Balance at June 30, 2012 (unaudited)	9,498,750

The accompanying notes are an integral part of these consolidated financial statements.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2012 and 2011 and the
Years Ended December 31, 2011 and 2010

	Six months ended June 30,		Year ended December 31,
	2012	2011	2011	2010
	(unaudited)	(unaudited)
Cash flows from operating activities
Net income	$1,768,778	$1,698,335	$3,105,441	$1,828,424
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	576,853	719,117	1,433,504	1,633,154
Loss on disposal of property and equipment			107,121	8,001
Bad debt expense	-	82,000	163,866	305,620
Increase (decrease) in cash attributable to
changes in operating assets and liabilities:
Accounts receivable	497,542	(217,506)	(234,222)	23,331
Inventory	(50,841)	(71,033)	(61,522)	(77,232)
Prepaid expenses and other current assets	171,997	(214,679)	(313,179)	(43,562)
Related party receivables	676,984	125,339	239,859	(75,524)
Due from member	(60,559)	74,509	(157,057)	(70,111)
Accounts payable and accrued expenses	(44,734)	105,736	52,634	(280,418)
Net cash provided by operating activities	3,536,020	2,301,818	4,336,445	3,251,683

Cash flows from investing activities
Capital expenditures	(555,014)	(528,270)	(1,085,851)	(895,321)

Cash flows from financing activities
Distributions to members	(1,198,200)	(695,915)	(1,202,533)	(1,131,174)
Repayment of loans payable to related parties	-	-	-	(879,489)
Payments on capital leases and
equipment financing obligations	(14,993)	(29,982)	(44,430)	(52,389)
Net cash used in financing activities	(1,213,193)	(725,897)	(1,246,963)	(2,063,052)

Net increase in cash	1,767,813	1,047,651	2,003,631	293,310
Cash at beginning of year	3,769,834	1,766,203	1,766,203	1,472,893
Cash at end of year	$5,537,647	$2,813,854	$3,769,834	$1,766,203

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-	$-	$-	$39,289
Supplemental Disclosure of Non-cash
Investing Activities:
Property and equipment	$-	$42,760	$42,760	$-

The accompanying notes are an integral part of these consolidated financial statements.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2011 and 2010 and the Six Months ended June 30, 2012 and 2011

1. NATURE OF OPERATIONS

Network Billing Systems, LLC (“NBS”) and Interconnect Services Group II, LLC (“ISG”) (collectively, the “Company”) are New Jersey Limited Liability Companies under common control.  The Company is a provider of Internet Protocol ("IP")-based digital voice and data communications services to small and medium sized organizations, and to a limited number of residential customers.  The Company's services include local, long distance, and international Voice over Internet Protocol ("VoIP") services; broadband Internet access; private line circuits; audio and web conference calling; fax services; and a variety of other communications services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation
The consolidated financial statements include the accounts of ISG and NBS.  The Company has determined that NBS is a variable interest entity for which ISG is the primary beneficiary.  As a result, NBS is consolidated into the financial statements of ISG in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810.  In addition, the consolidated financial statements also include the accounts of Local Network Services, LLC (“LNS”), a variable interest entity for which ISG is also the primary beneficiary.  The consolidated financial statements for the years ended December 31, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).  All material inter-company accounts and transactions have been eliminated in consolidation.

The condensed consolidated interim financial statements for the six months ended June 30, 2012 and 2011 are unaudited and have been prepared in accordance with U.S. GAAP.  In the opinion of the Company’s management, all adjustments (consisting of normal recurring accruals) considered necessary for the fair presentation of the condensed consolidated interim financial statements have been made.  The results of operations for interim periods are not necessarily indicative of the results for the entire year.

Revenue Recognition
The Company recognizes revenue when persuasive evidence of a sale arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed and determinable, and collectability is reasonably assured.
Fixed revenue is earned from monthly recurring services provided to the customer, for which the charges are contracted over a specified period of time.  Revenue recognition commences after the provisioning, testing and acceptance of the service by the customer.  The recurring customer charges continue until the expiration of the contract, or until cancellation of the service by the customer.  To the extent that payments received from a customer are related to a future period, they are recorded as deferred revenue until the service is provided or the usage occurs.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded net of an allowance for doubtful accounts.  On a periodic basis, the Company evaluates accounts receivable and records an allowance for doubtful accounts based on the Company’s history of past write-offs, collections experience and current credit conditions.  Specific customer accounts are written off as uncollectible when collection efforts have been exhausted and payments are not expected to be received.

Cost of Revenues
Cost of revenues is comprised primarily of costs incurred from domestic communications carriers to originate, transport, and terminate voice calls and data traffic for the Company’s customers.

Inventory
Inventory consists primarily of switches, routers, handsets and ancillary items and is recorded at the lower of cost or market value.  The cost of inventory shipped to customers for which the Company retains title is amortized over a period of two years and is reflected in cost of sales.

Intangible Assets
Intangible assets represent customer relationships acquired in connection with a business combination, and are amortized using the straight-line method over the asset’s three year useful life.  In determining fair value, the Company generally uses the income approach, which involves estimating the present value of the subject asset’s future cash flows by using projections of the cash flows that the asset is expected to generate, and discounting these cash flows at a given rate of return. This methodology requires the use of management estimates and assumptions.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2011 and 2010 and the Six Months ended June 30, 2012 and 2011

Impairment of Long-Lived Assets
The Company reviews long-lived assets, including intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets.  If the carrying value of the asset exceeds the projected undiscounted cash flows, the Company is required to estimate the fair value of the asset and recognize an impairment charge to the extent that the carrying value of the asset exceeds its estimated fair value.  The Company did not record any impairment charges related to long-lived assets for the six months ended June 30, 2012 and 2011 and the years ended December 31, 2011 and 2010.

Property and Equipment
Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Asset	Estimated Useful Lives
Switch equipment	5 Years
Furniture and fixtures	7 Years
Vehicles	5 Years
Office and computer equipment (including internally developed software)	3-5 Years

Maintenance and repairs are recorded as a period expense, while betterments and improvements are capitalized.  Leasehold improvements are depreciated over the shorter of the remaining lease term or the estimated useful life of the improvement.

The Company capitalizes a portion of its payroll and related costs for the development of software for internal use and amortizes these costs over three years.  During the years ended December 31, 2011 and 2010, the Company capitalized costs pertaining to the development of internally used software in the amount of $828,000 and $818,000, respectively. During the six months ended June 30, 2012 and 2011, the Company capitalized costs pertaining to the development of internally used software in the amount of $441,000 and $414,000, respectively.

Capital Leases and Equipment Financing Obligations
Leases and equipment financing obligations pertain to leases related to some of the Company’s property and equipment for which the lease term is at least 75% of the assets’ useful lives or for which the present value of the minimum lease payments exceed 90% of the assets’ fair value.  In addition, at June 30, 2012 and December 31, 2011, Capital leases and equipment financing obligations reflect the remaining balance on an installment loan securing one of the Company’s vehicles in the amount of $29,000 and $34,000, respectively.

Advertising and Marketing
Advertising and marketing expense includes cost for promotional materials for the marketing of the Company’s products and services, as well as for participation in trade shows and events.  Advertising and marketing expenditures for the years ended December 31, 2011 and 2010 were $44,000 and $36,000, respectively.  Advertising and marketing expenditures for the six months ended June 30, 2012 and 2011 were $12,000 and $13,000, respectively.

Income Taxes
ISG and NBS are disregarded entities for federal income tax purposes.  Taxable income or losses generated by these   entities are reflected in the income tax returns of the members of the respective entities.  As a result, the Company has not recorded any provision for income taxes.  U.S. GAAP requires the Company to determine to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement.  De-recognition of a tax benefit previously recognized could result in the Company recording a tax liability that would reduce net assets.  During the years ended December 31, 2011 and 2010, the Company recognized no adjustments for uncertain tax positions.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2011 and 2010 and the Six Months ended June 30, 2012 and 2011

The Company is subject to income tax examinations by major taxing authorities for all tax years since 2008 and may be subject to review and adjustment at a later date.

Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could be affected by those estimates.

3. PROPERTY AND EQUIPMENT

At June 30, 2012 and December 31, 2011 and 2010, property and equipment is comprised of the following:

	2012	2011	2010
Switch equipment	$1,329,822	$1,288,222	$1,520,705
Furniture and fixtures	55,871	55,871	55,871
Office equipment (including internally developed software)	4,123,748	3,662,472	2,834,511
Leasehold improvements	118,457	118,457	118,457
Vehicles	290,859	238,721	98,282
Total	5,918,757	5,363,743	4,627,826
Less accumulated depreciation and amortization	(4,240,948)	(3,664,095)	(2,675,309)
Total	$1,677,809	$1,699,648	$1,952,517

Depreciation expense was $1,274,000 and $1,253,000 for the years ended December 31, 2011 and 2010, respectively.   Depreciation expense was approximately $577,000 and $560,000 for the six months ended June 30, 2012 and 2011, respectively.  During the year ended December 31, 2011 the Company elected to replace some of its property and equipment due to obsolescence and recorded a loss on disposal of $107,000.

4. INTANGIBLE ASSETS

Identifiable intangible assets as of June 30, 2012, December 31, 2011 and December 31, 2010 are comprised of customer relationships related to a 2008 business combination with an estimated three year useful life as follows:

June 30, 2012 and December 31, 2011			December 31, 2010
Gross Carrying Amount	Accumulated Amortization	Total	Gross Carrying Amount	Accumulated Amortization	Total
$1,138,978	$(1,138,978)	$-	$1,138,978	$(979,833)	$159,145

Amortization expense was $159,000 and $380,000 for the years ended December 31, 2011 and 2010, respectively.  Amortization expense was $0, and $159,000 for the six months ended June 30, 2012 and 2011, respectively.

5. RELATED PARTY TRANSACTIONS

The Company leases approximately 10,142 square feet of office space on a month to month basis from an affiliate.  During each of 2011 and 2010, the Company paid approximately $120,000 in rental payments under this arrangement. During the six months ended June 30, 2012 and 2011, the Company paid approximately $60,000 in rental payments under this arrangement.

INTERCONNECT SERVICES GROUP II, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
As of December 31, 2011 and 2010 and the Six Months ended June 30, 2012 and 2011

The Company performs accounting and related services to two affiliates and charged them an aggregate of $50,000 and $78,000 for the years ended December 31, 2011 and 2010, respectively.  The services that are performed are not pursuant to any formal arrangement.

At December 31, 2009 the Company had a loan payable to Horizon Holdings, LLC, an investment entity controlled by the Company’s chief executive officer, in the amount of $840,200.  The outstanding balance, plus approximately $39,000 of accrued interest, was repaid in its entirety during the year ended December 31, 2010.

From time to time the Company makes advances to various entities controlled by the Company’s chief executive officer or members of his family. The Company generally does not charge interest on these advances.  The outstanding balance on the Company’s related party receivables was approximately $0.6 million, $1.3 million and $1.5 million at June 30, 2012, December 31, 2011 and December 31, 2010, respectively.

Approximately $440,000, $379,000 and $222,000 due from the Company’s chief executive officer as of June 30, 2012, December 31, 2011 and 2010, respectively, for expenses paid by the Company on his behalf are reflected as reductions of members’ equity

At December 31, 2011 property and equipment, net, includes $86,454 related to vehicles purchased by the Company in 2011 with a historical cost of $108,105.  These vehicles are utilized by the Company’s chief executive officer for personal use.   During the first six months of 2012, the Company purchased an additional vehicle for $52,000 that is utilized for the personal use of the Company’s chief executive officer.

6. CONCENTRATIONS

At December 31, 2011 and 2010, one customer accounted for 16.2% and 5.6%, respectively, of the Company’s total accounts receivable.  No customer accounted for more than 10% of the Company’s total revenues for the years ended December 31, 2011 and 2010.  At December 31, 2011 and 2010, one vendor accounted for 47.9% and 49.8%, respectively, of the Company’s cost of revenues, and another vendor accounted for 14.5% and 15.1%, respectively, of the Company’s cost of revenues.

7. CONSOLIDATION OF VARIABLE INTEREST ENTITIES

ISG was deemed to be the primary beneficiary of NBS and LNS as ISG: (i) has the power to direct the activities of NBS and LNS that most significantly impact their economic performance; (ii) is subject to a majority of the risk of loss for NBS and LNS and; (iii) is entitled to receive a majority of the residual returns of NBS and LNS.  As a result, the assets, liabilities and results of operations of NBS and LNS are consolidated into those of ISG in the accompanying consolidated financial statements.  The following represents, in the aggregate, the assets and liabilities of NBS and LNS at June 30, 2012, December 31, 2011 and December 31, 2010:

	2012	2011	2010
Assets:
Cash	39,174	69,547	125,775
Other current assets	136,297	174,018	68,069
Total assets	175,471	243,565	193,844

Liabilities:
Accounts payable and accrued expenses	866,167	819,304	841,396

8. SUBSEQUENT EVENT

On January 30, 2012, the Company entered into purchase agreements with Fusion Telecommunications International, Inc. (“Fusion”), which were amended on June 6, 2012, August 20, 2012, September 21, 2012 and October 24, 2012, to sell 100% of the membership interests of NBS and certain assets and liabilities of ISG to Fusion’s wholly owned subsidiary, Fusion NBS Acquisition Corp. (“FNAC”).  Although certain assets of ISG are to be excluded, the nature of the purchase agreements is such that substantially all of the assets that constitute the Company’s ongoing business and operations are be included in the transaction.  The aggregate purchase price for NBS and the included assets and liabilities of ISG is $19,600,000, comprised of $17,750,000 in cash, 11,363,636 shares of restricted common stock of Fusion valued at $1,250,000 and $600,000 to be evidenced by promissory notes payable to the sellers of the NBS LLC membership interests .  The transactions closed on October 29, 2012, at which time the Company became a wholly owned subsidiary of FNAC.  The Purchase Price will be adjusted on or before November 15, 2012, based on certain working capital measurements described in the Purchase Agreements, and 10% of the cash portion of the Purchase Price is being held in escrow for a period of up to one year as collateral to secure the accuracy of the sellers’ representations, warranties and covenants contained in the Purchase Agreements.